EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Consolidated Graphics, Inc. Employee 401(k) Savings Plan (the “Plan”) on Form 11-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael B. Barton, Member of the Plan’s Retirement Committee which administers the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated:    June 30, 2003

/s/ Michael B. Barton
Michael B. Barton
Member of the Consolidated Graphics, Inc. Employee 401(k) Savings Plan Retirement Committee

A signed original of this written statement required by Section 906 has been provided to Consolidated Graphics, Inc. (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.